EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Fixed Income Securities Funds
File Number: 811-2368
Registrant CIK Number: 0000106444


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 4 SEC Identifier S000002591  - Vanguard Short Term Investment Grade Fund
Class 1 SEC Identifier C000007107
Class 2 SEC Identifier C000007108
Class 3 SEC Identifier C000007109


Item 72DD

1. Total Income dividends for which record date passed during the period                                           $100,494
2. Dividends for a second class of open-end company shares                                                         $434,512
3. Dividends for a third class of open-end company shares                                                          $116,241
Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                      $0.111
        2. Dividends from a second class of open-end company shares                                                  $0.116
        3. Dividends from a third class of open-end company shares                                                   $0.118

Item 74

U)      1. Number of shares outstanding                                                                            903,054
        2. Number of shares outstanding for a second class of shares of open-end company shares                    3,826,169
        3. Number of shares outstanding for a third class of shares of open-end company shares                     1,071,188

V)      1. Net asset value per share (to the nearest cent)                                                           $10.70
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 $10.70
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                  $10.70


Series 10 SEC Identifier S000048081  - Vanguard Ultra Short Term Bond Fund
Class 1 SEC Identifier C000151976
Class 2 SEC Identifier C000151975


Item 73

Distributions per share for which record date passed during the period:

B)      1. Distribution of capital gains                                                                             $0.002
        2. Distribution from a second class of open-end company shares                                               $0.004


